                                                                   EXHIBIT 10.10

Land Title Act
Form C
(Section 219.81)
Province of
British Columbia


GENERAL INSTRUMENT  PART 1  (This area for Land Title Office use)


-------------------------------------------------------------------------------
1. APPLICATION: (Name, address, phone number and signature of applicant, applicant's solicitor or agent)



                                    -------------------------------------------
                                    Signature of Solicitor or Agent


-------------------------------------------------------------------------------
2. PARCEL IDENTIFIER(S) AND LEGAL DESCRIPTION(S) OF LAND:

             (PID)          (LEGAL DESCRIPTION)
          008-075-158       Lot A Block 68 District Lot 541
                            Plan 21357


-------------------------------------------------------------------------------
3. NATURE OF INTEREST:

     DESCRIPTION           DOCUMENT REFERENCE       PERSON ENTITLED TO INTEREST
                           (page and paragraph)
     Lease with right of   Entire Instrument        TRANSFEREE
     renewal               Pages 4 - 41, inclusive


-------------------------------------------------------------------------------
4. TERMS:  Part 2 of this instrument consists of (select one only)

   (a)  Filed Standard Charge Terms    [   ]  D.F. Number
   (b)  Express Charge Terms           [ X ]  Annexed as Part 2
   (c)  Release                        [   ]  There is no Part 2 of this
                                              instrument

   A selection of (a) includes any additional or modified terms referred to in item 7 or in a schedule annexed to this instrument. If (c) is selected, the charge described in item 3 is released or discharged as a charge on the land described in item 2.


-------------------------------------------------------------------------------

5. TRANSFEROR(S):
   NO. 163 CATHEDRAL VENTURES LTD.,       (Inc. No. 522262)


-------------------------------------------------------------------------------

6. TRANSFEREE(S): (including postal address(es) and postal code(s)) SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP, INC. (Inc. No. 0285351) c/o 840 Cambie Street, Vancouver, British Columbia, V6B 4J2


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
7. ADDITIONAL OR MODIFIED TERMS:
   N/A


-------------------------------------------------------------------------------
8. EXECUTION(S): This instrument creates, assigns, modifies, enlarges, discharges or governs the priority of the interest(s) described in item 3 and the Transferor(s) and every other signatory agree to be bound by this instrument, and acknowledge(s) receipt of a true copy of the filed standard charge terms, if any.





   Officer Signature(s)   Execution Date    Party(ies) Signature(s)

                            ---------
   /s/ Lesley Charkow        Y  M  D        NO. 163 CATHEDRAL VENTURES LTD.
   ---------------------    ---------       by its authorized signatory(ies):
   Name:                     97 11 13

   LESLEY CHARKOW                           /s/ Riccardo Nardelli
   BIRNE & PAROLIN                          ----------------------------------
   1110 Cathedral Place                     Name:  RICCARDO NARDELLI
   925 W. Georgia Street
   Vancouver, B.C. VBC 3L2
   (804) 888-1133
                                            ---------------------------------
                                            Name:


   --------------------                     SEAGATE SOFTWARE INFORMATION
   Name:                                    MANAGEMENT GROUP, INC.
                                            by its authorized signatory(ies):



                                            /s/ Ellen Chamberlain
                                            ---------------------------------
                                            Name:  ELLEN CHAMBERLAIN




                                            ---------------------------------
                                            Name:



   Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1979, c. 116, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument. If space insufficient, enter "SEE SCHEDULE" and attach schedule in Form E.

                         TERMS OF INSTRUMENT - PART 2

                                     LEASE


THIS LEASE made as of the 1st day of November, 1997.

AMONG:


          NO. 163 CATHEDRAL VENTURES LTD., c/o Suite 200 -
          1122 Mainland Street, Vancouver, British Columbia, V6B 5L1

          (hereinafter collectively called the "Landlord")

                                                               OF THE FIRST PART

AND:

          SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP, INC.
          c/o 840 Cambie Street, Vancouver, British Columbia, V6B 4J2

          (hereinafter called the "Tenant")

                                                              OF THE SECOND PART

AND:

          SEAGATE TECHNOLOGY, INC. of 4575 Scotts Valley Drive,
          P.O. Box 66360, Scotts Valley, California, 95067-0360

          (hereinafter called the "Guarantor")

                                                               OF THE THIRD PART

IN CONSIDERATION of the rents, covenants and agreements herein reserved and contained and by the parties to be respectively paid, observed and performed, the parties hereby agree as follows:

                                  ARTICLE 1.
                                  DEFINITIONS

1.a In this Lease the following expressions shall have the meaning ascribed thereto in this Section unless the context otherwise requires:

     (i) "Additional Rent" means all sums of money to be paid by the Tenant to the Landlord pursuant to this Lease save and except Basic Rent;

     (ii) "Article" means an Article in this Lease and includes all Sections therein;

     (iii)    "Basic Rent" means:

              (1) the sum of $5.75 per square foot of the Rentable Area of the Leased Premises per annum in respect of the basement of the Building; and

              (2) the sum of $15.74 per square foot of the Rentable Area of the Leased Premises per annum in respect of the main through fifth floors of the Building;

     (iv) "Building" means, collectively, the building, improvements and structures situated on the Lands and all alterations and additions thereto or replacements thereof;

     (v) "Business Taxes" means all taxes, licence fees, rates, charges, duties and assessments imposed or levied by any lawful authority covering any period during the Term and relating to or in respect of the business or businesses or uses carried on therein or relating to or in respect of improvements, fixtures, machinery, chattels or equipment brought onto the Leased Premises by the Tenant or being the property of the Tenant, or relating to or in respect of improvements to the Leased Premises built, made or installed by the Tenant or at the Tenant's request, or being any special or additional taxes, licence fees, rates, charges, duties and assessments which the Tenant or any sublessee or licensee of the Tenant shall elect or cause to have the Leased Premises or any part thereof assessed or charged with, whether any such taxes, licence fees, rates, charges, duties and assessments are payable in law by the Tenant or by the Landlord;

     (vi)     "Commencement Date" means:

              (1) February 1, 1998, with respect to the basement, main, fourth and fifth floors of the Building and 8,036 square feet of the third floor of the Building comprising a total square footage of 70,491 square feet; and

              (2) June 1, 1998, with respect to the second floor of the Building and 9,525 square feet of the third floor of the Building comprising a total square footage of 27,086 square feet,

              subject to Section 2.2 herein;



     (vii) "Environmental Laws" means any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits, and other lawful requirements of any governmental authority having jurisdiction over the Leased Premises now or hereafter in force relating in any way to the environment, health, occupational health and safety, or transportation of dangerous goods, including the principles of common law and equity;

     (viii) "First Base Year" means the first 365-day period of the Term in which the Tenant is in actual occupation of greater than 85% of the Rentable Area of the Leased Premises;

     (ix)     "Fixturing Commencement Date" means:

              (1) November 1, 1997, with respect to the basement, main, fourth and fifth floors of the Building and 8,036 square feet of the third floor of the Building; and

              (2) April 1, 1998, with respect to the second floor of the Building and 9,525 square feet of the third floor of the Building,

              subject to Section 2.2 herein;

     (x) "GST" means any and all taxes, levies, duties and assessments imposed on the Tenant, the Landlord or both of them, or which the Landlord is obliged to collect from the Tenant, with respect to:

              (1) any or all amounts payable by the Tenant pursuant to this Lease, including Basic Rent and Additional Rent; and

              (2) this Lease or services or goods supplied or provided or deemed to have been supplied or provided by the Landlord in accordance with the terms of this Lease or the consideration for such goods and services, whether in each case characterized as goods and services tax, sales tax, multi-stage tax, value added tax, consumption tax or any other tax;

     (xi) "Hazardous Substance" or "Hazardous Substances" means any pollutants, contaminants, deleterious substances, underground or above-ground tanks, asbestos materials, hazardous, corrosive, or toxic substances, special waste or waste of any kind, or any other substance which is now or hereafter prohibited, controlled or regulated under Environmental Laws;

     (xii) "Landlord's Work" means the improvements and renovations to the Buildings to be provided by the Landlord as described in Schedule "A" hereto;

     (xiii) "Lands" means those lands and premises situate in the City of Vancouver having a civic address at 840 - 848 Cambie Street and legally described as:

              Parcel Identifier:  008-075-158
              Lot A
              Block 68
              District Lot 541
              Plan 21357;

     (xiv)    "Leased Premises" means the Building situate on the Lands;

     (xv) "Offer to Lease" means that certain offer to lease made by the Tenant on July 17, 1997 and accepted by the Landlord on July 30, 1997;

     (xvi) "Operating Expenses" means, subject to the exclusions and deductions set out below, the total, without duplication, of the costs, expenses, fees, rentals, disbursements, and outlays (in this definition referred to collectively as "costs") of every kind paid, payable, or incurred by or on behalf of the Landlord on an accrual basis consistent with generally accepted accounting principles and fully chargeable in the calendar year in which they were incurred (except as expressly set out below) in accordance with generally accepted accounting principles in the maintenance, repair, operation, administration and management of the Building. Without limiting the generality of the foregoing, Operating Expenses shall include:

              (1) all salaries, wages, fringe benefits, severance pay, and termination payments paid to or for all personnel, including without limitation, building superintendents, supervisory personnel and managers, and all costs of obtaining or dismissing such personnel, to the extent that they are employed by the Landlord (or a person with whom it does not deal at arm's length) in connection with the maintenance, repair, operation, administration, or management of the Building or any part of it, and amounts paid to professionals and independent contractors, for any services provided in connection with the maintenance, repair, operation, administration, or management of the Building or any part of it;

              (2) costs of providing any of the following services requested by the Tenant: security (including after-hours security), landscaping, window cleaning, waste collection, disposal and recycling, and snow removal services, and the costs of machinery, supplies, tools, equipment, and materials used in connection with the operation, administration, or management of the Building or any rentals thereof;

              (3) costs of providing electric light and power, fuel, water, steam, gas, sewage disposal, and other utilities, and costs of replacing building-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs, and controls and repairing and replacing air conditioning and heating and ventilation systems;

              (4) costs of all insurance which the Landlord is obligated or permitted to obtain under this Lease;

              (5) sales, goods and services, and excise or other taxes on goods and services provided by or on behalf of the Landlord in connection with the maintenance, repair, operation, administration, or management of the Building net of input tax credits, refunds, or rebates (to the extent the Landlord receives and utilizes same);

              (6) costs of repairs, alterations to the Building, and replacements to non-structural components of the Building required to comply with applicable laws or the requirements of the Landlord's insurers, excluding costs associated with the foundation, building systems, structural elements, roof and roof membrane, external glazing, structural sub-floors, columns and beams and the structural purchase of bearing walls and roofs. Reimbursable capital expenditures for replacement items that are required to be made to the Building by the Landlord in excess of $5,000 per occurrence shall be amortized over the term of the useful life of such replacement items, and the Tenant shall only be responsible for an amount equal to the amortization of such expenditures that coincides with the remainder of the Term or renewal term, as the case may be;

              (7) depreciation (excluding depreciation on the costs of original components of the electrical, mechanical, and other systems installed as part of the original construction of the Building) of the costs of machinery, equipment, facilities, furniture, furnishings, systems, and property, including without limitation, air conditioning and heating and ventilation systems (in this paragraph called "machinery") installed in or used in connection with the Building (except to the extent that the costs are charged fully in the fiscal period in which they are incurred) or amortized in accordance with paragraph
                    (vii):

                    (a) if a principal purpose of such machinery is to conserve energy, reduce the cost of other items included in Operating Cost, or comply with applicable laws or requirements of the Landlord's insurers which become effective or are imposed after substantial completion of the Building, or such machinery is used for normal maintenance of the Building, or

                    (b) if, as in the case of the electrical, mechanical, and other systems, such machinery by its nature requires periodic or substantial replacement;

                    in the case of each item of machinery to be amortized over the term of the useful life of such replacement items, and the Tenant shall only be responsible for amount equal to the amortization of such expenditures that coincides with the remainder of the Term or renewal term, as the case may be;

              (8) management fees or management agent fees and administrative charges of a management company, if any, for the Building or any part of it or, if the Landlord chooses to manage the Building or any part of it through itself or through a company or other person with whom it does not deal at arm's length, a management fee to the Landlord in an amount comparable to that which would be charged by a first-class real estate management company for management of similar buildings in the City of Vancouver, provided that during the initial Term management fees or management agent fees shall be the lesser of actual cost or $0.50 per square foot of the Rentable Area of the Leased Premises and during any renewal term this $0.50 per square foot rate will be subject to annual increases in accordance with the Consumer Price Index for the City of Vancouver during such renewal term;

              excluding therefrom the following (except as specifically included above):

              (9) interest on debt, capital retirement of debt and debt service costs;

              (10) any taxes on the income or profits of the Landlord to the extent they are not imposed in lieu of Taxes;

              (11) any costs incurred by the Landlord under Sections 3.3 and 3.4;

              (12) any costs associated with repairing any and all construction defects as they relate to the base building finishes, the Landlord's Work outlined in Schedule "A" and the work outlined in Schedule "C";

              (13) any costs associated with all maintenance and repair of structural elements of the Building and common areas;

              (14)  any costs of all external glazing;

              (15) any costs of the Landlord in attempting to lease premises in the Building;

              (16) any costs associated with the Landlord's ownership of the Building as distinguished from the costs of operating the Building including, accounting and legal matters, costs of defending any lawsuits, and costs of selling or financing the Landlord's interest in the Building;

              (17)  any fines penalties and interest thereon; and

              (18) any costs in connection with the clean-up or removal of Hazardous Substances which were released or placed upon the Lands or Building prior to the Commencement Date,

              and deducting therefrom the following:

              (19) net insurance proceeds received by the Landlord to the extent (but only to the extent) that such proceeds reimburse the Landlord for costs which have been charged as Operating Expenses; and

              (20) net recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Building to the extent (but only to the extent) that the repair costs in respect of the work covered by such warranties or guarantees have been charged as Operating Expenses,

     (xvii) "Operating Year" means the 365-day period, commencing on the first day of the First Base Year and ending on the 365th day thereafter, provided that the last operating period shall terminate to coincide with the date of expiration of the Term or any renewal term;

     (xviii) "Parties" means the parties to this Lease and Party means a party to this Lease;

     (xix) "Person" includes a corporation, partnership or party, and the personal or other legal representatives of such Person to whom the context can apply at law;

     (xx) "Prime Rate" means the rate of interest per annum established from time to time by the Landlord's bank as the reference rate of interest to determine interest rates it will charge on Canadian dollar loans;

     (xxi)    "Rent" means Basic Rent and Additional Rent;

     (xxii) "Rentable Area of the Leased Premises" means the area determined by the Landlord's architect or land surveyor according to the method specified for calculation of "Useable Area" of office buildings by the Building Owners and Managers Association International, for single tenant buildings, in effect as at the date of execution of this Lease. For greater certainty this shall include without limitation all hallways, walkways, lobbies, elevators, service areas and stairways and has been determined as 17,519 square feet for the basement and 80,058 square feet for the main through fifth floors;

     (xxiii) "Section" means a section in this Lease and includes all subsections;

     (xxiv) "Taxes" mean all taxes, rates and assessments whether general or specially levied or assessed by any lawful governmental authority covering any period during the Term, in respect of the Leased Premises and immovable accessories and improvements thereto, and shall include any other taxes payable by the Landlord or the Tenant which are imposed in substitution of the foregoing taxes, rates and assessments, but not taxes on the Landlord's income, including GST, the whole as finally determined for each applicable period of time as a result of an assessment, appeal or judicial review and shall include any legal fees or appraiser's fees incurred by the Landlord in respect of such final determination thereof (including legal and other professional fees reasonably incurred by the Landlord in contesting, resisting, or appealing any Taxes;

     (xxv) "Tenant Improvement Allowance" means the sums payable by the Landlord to the Tenant to fixture the Leased Premises which will include the following items:

              (1) all interior improvements and remodelling, including a new main reception area, open workstation areas, private hard wall offices, conference rooms, coffee/kitchenettes with hot and cold running water with sink, cabinetry, etc., additional hard wall offices and laboratories, signage, telecom and data cabling costs, certain and specific demolition and reconstruction, new carpeting, doors, and hardware throughout the Leased Premises, wall coverings, painting, and patching;

              (2) subject to the provisions herein, any use/occupancy permit, certificate or other formal permission documentation necessary from the City of Vancouver for the Tenant's occupancy of the Leased Premises; and

              (3) costs of any design, architectural, engineering, mechanical, electrical, mechanical, electrical and other miscellaneous working drawings,

              which sums shall not exceed $20.00 per square foot of the Rentable Area of the first to fifth floors of the Building, inclusive, and $4.00 per square foot of the

              Rentable Area of the basement of the Building. For greater certainty, the Tenant Improvement Allowance shall be:

                    Square footage      Rate               Allowance

                    17,519 sq.ft.       $4.00/sq.ft.       $70,076.00
                    80,058 sq.ft.       $20.00/sq.ft.      $1,601,160.00;
                                                  TOTAL:   $1,671,236.00

              To the extent that the amount of the Tenant Improvement Allowance exceeds the cost of the improvements, such extra amount will be applied to the first Rent payment due under this Lease.

     (xxvi) "Tenant's Work" means the improvements and renovations to the Buildings to be carried out by the Tenant in accordance with Schedule "B" hereto;

     (xxvii) "Term" means in respect of each applicable portion of the Building, that period commencing on the applicable Commencement Date and ending on January 31, 2005; and

     (xxviii) "Unavoidable Delay" means a delay in performance of an act or compliance with a covenant caused by fire, strike, lock-out, inability to procure material, restrictive laws or governmental regulations or other cause of any kind beyond the reasonable control of the party obligated to perform or comply, excepting a delay caused by lack of funds or other financial reason.

                                  ARTICLE 2.
                     DEMISE, GRANTS AND FINANCIAL MATTERS


2.a The Landlord hereby demises and leases to the Tenant the Leased Premises for the Term and the Tenant hereby leases from the Landlord the Leased Premises for the Term, unless earlier terminated as hereinafter provided, and otherwise on the terms, covenants and conditions herein set forth. Provided that, during the period from the Fixturing Commencement Date to the Commencement Date, the Tenant shall be entitled to enter onto the Leased Premises for the purposes of carrying out the Tenant's business provided it complies with all of its obligations hereunder (for greater certainty no Rent will be payable until the Commencement Date) .

2.b  Notwithstanding Section 2.1 herein:

     (i) if the Landlord and the Tenant, acting reasonably, agree that the Landlord's Work required to be completed by November 1, 1997 has not been completed by that date and the basement, main, fourth and fifth floors of the Building and 8,036 square feet of the third floor of the Building have not otherwise been delivered to the Tenant in vacant and gutted condition, other than by reason of delays caused by the Tenant or Unavoidable Delay, then the Tenant shall have the right, exercisable by 12:00 p.m. on October 31, 1997 to terminate this Lease and the Tenant shall have no further obligations under the Offer to Lease or this Lease;

     (ii) if the Landlord is unable to deliver the second floor of the Building and 9,525 square feet of the third floor of the Building to the Tenant in vacant and gutted condition on April 1, 1998, other than by reason of delays not caused by the Tenant or Unavoidable Delay, then the Fixturing Commencement Date for that portion of the Leased Premises, shall not commence until the date that the Landlord delivers that portion of the Leased Premises to the Tenant in vacant and gutted condition, without penalty or cost to the Tenant, and the Landlord shall pay to the Tenant an amount equal to $1.00 per square foot of the Rentable Area of that portion of the Leased Premises not yet delivered from time to time for each month until that portion of the Leased Premises is delivered to the Tenant in vacant and gutted condition and the Commencement Date for that portion of the Leased Premises shall be extended accordingly but in no event shall the expiry date of this Lease be extended. Such amounts may be offset by the Tenant against Basic Rent payable for that portion of the Leased Premises for the third month of the Term;

     (iii) immediately upon delivery of any portion of the Leased Premises to the Tenant in vacant and gutted condition, the Tenant shall provide a written certificate to the Landlord certifying that the Landlord has fulfilled its obligation to deliver to the Tenant that portion of the Leased Premises in vacant and gutted condition and accepting that portion of the Leased Premises as so delivered;

     (iv) if any of the Landlord's Work is not completed by the dates set out in Schedule "A" or if any of the Building renovations are not completed by the dates set out in Section 3.4, by reason of delays not caused by the Tenant or Unavoidable Delay, then the Tenant shall give written notice of the same to the Landlord and, upon confirmation that the Landlord is in receipt of such notice, the Tenant shall then be entitled to complete the Landlord's Work and the Building renovations at a reasonable cost and the Landlord shall reimburse the Tenant for its out-of-pocket costs in completing the Landlord's Work within ten (10) business days of receipt by the Landlord of evidence satisfactory to the Landlord, acting reasonably, of the actual out-of-pocket costs incurred and paid by the Tenant for completing the Landlord's Work and the Building renovations.

In the event the Landlord and the Tenant are unable to agree as to any matters set out in Section 2.2 above, then either party may notify the other, by written notice (the "Notice"), of a desire to resolve the dispute by mediation and a meeting will be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If, within fourteen (14) days after such meeting or such further period as is agreeable to the parties, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation. The parties will jointly appoint a mutually acceptable mediator, seeking assistance from the British Columbia International Commercial Arbitration Centre, if they have been unable to agree upon such appointment within twenty (20) days following the conclusion of the negotiation period. If the parties are not successful in resolving the dispute through mediation, or if the mediation has not commenced within thirty (30) days following the delivery of the Notice, then the parties agree that the dispute will be settled by arbitration pursuant to the Commercial Arbitration Act of British Columbia, as amended from time to time, or any like statute in effect from time to time and the decision of such arbitrator(s) shall be final and binding upon the parties. The costs of any mediation or arbitration hereunder shall be borne equally by the parties. Costs will not include costs incurred by a party for representation by counsel.

2.c The Landlord shall pay to the Tenant the Tenant Improvement Allowance upon receipt of the Tenant's paid invoices therefor.

2.d The Tenant will pay to the Landlord Basic Rent for the Term in consecutive monthly instalments on the first day of each and every month during the Term as provided in Section 2.11 herein. Notwithstanding the foregoing, the Tenant shall not be responsible for the payment of Rent for the period from the Fixturing Commencement Date to the Commencement Date provided that the Tenant shall be entitled to have access to the Leased Premises for the purposes of completing its improvements thereto and carrying on the Tenant's business and shall otherwise be bound by all of the obligations on the part of the Tenant contained in this Lease.

2.e The Landlord acknowledges that the Tenant has paid to the Landlord's agent, Colliers Macaulay Nicolls, the sum of $166,287.00, as a security deposit, to be held by the Landlord's agent in trust until the Commencement Date and thereafter paid to the Landlord and applied on account of the first two months Basic Rent payable hereunder. All accrued interest on the security deposit shall be payable to the Tenant.


2.f The Landlord shall pay to the Tenant a moving allowance of $0.50 per square foot of the Rentable Area of the Leased Premises upon the Tenant taking possession of the Leased Premises for the purposes of carry on business therefrom but no later than the Commencement Date.

2.g Except as otherwise expressly provided herein, this Lease is to be a completely net lease for the Landlord so that the Landlord shall incur no cost with respect to the Leased Premises or the use, operation or occupation thereof during the Term.

2.h  The Tenant covenants with the Landlord to:


     (i) subject to Section 2.12, pay all of the Taxes and Business Taxes promptly when the same are due and if assessed or levied upon the Landlord or in the case of the Landlord determining Taxes, within five (5) business days after receiving notice thereof from the Landlord;

     (ii) pay all Operating Expenses in accordance with Section 2.11 below provided that in each Operating Year of the Term, commencing the First Base Year, and all renewal terms, the Tenant shall not be obliged to pay Operating Expenses in excess of the "Capped Amount" for such Operating Year as set out in Section 2.9 below;

     (iii) pay for all utilities and services provided to the Leased Premises, including electricity, water, gas, telephone and communications, to the extent the same are not included in Operating Expenses;

     (iv)   pay GST as required by lawful authority and otherwise within five
            (5) business days after receiving notice thereof from the Landlord; and

     (v) pay the Landlord all Additional Rent (if any) within five (5) business days after receiving notice thereof from the Landlord.

2.i In respect of each Operating Year of the Term, commencing the First Base Year, the Tenant shall be obliged to pay all Operating Expenses up to the corresponding "Capped Amount" set out below:

            Operating Year       Capped Amount

            First Base Year      Actual Operating Expenses chargeable to the
                                 Tenant (the "First Base Year Amount")

            2nd Operating Year   The First Base Year Amount x 1.03 ("1st Cap")

            3rd Operating Year   1st Cap x 1.03 ("2nd Cap")

            4th Operating Year   2nd Cap x 1.03 ("3rd Cap")

            5th Operating Year   3rd Cap x 1.03 ("4th Cap")

            6th Operating Year   4th Cap x 1.03 ("5th Cap")

            7th Operating Year   5th Cap x 1.03,

with the Capped Amount for each Operating Year in any renewal term being calculated in the same manner. For greater certainty, the Operating Expenses payable by the Tenant to the Landlord during the First Base Year, shall be the actual Operating Expenses chargeable to the Tenant.

2.j Subject to Section 2.9 above, the amount of Operating Expenses which the Tenant is to pay may be estimated by the Landlord for each calendar year or such other fiscal period or portion thereof as the Landlord may determine. The Tenant agrees to pay to the Landlord the amount of such estimate in monthly instalments in advance in amounts and during the period specified by the Landlord on the dates and at the times for payment of Basic Rent as provided for in this Lease. The Landlord may submit to the Tenant at any time during a period a re-estimate of the amount of Operating Expenses payable by the Tenant and a revised monthly instalment amount. Within 120 days of the end of the fiscal period for which such estimated payments have been made, the Landlord will make a final determination of Operating Expenses for such fiscal period and shall deliver to the Tenant an audited statement certified by a chartered accountant practicing in the Province of British Columbia setting out in reasonable detail the actual amount payable by the Tenant in respect of such period. The cost of preparing such audited statement shall be borne by the Tenant. If necessary an adjustment shall be made between the parties and any money owing by or to one party shall be paid or credited within 30 days of such notice. The Tenant shall, at its option, be permitted to review such audited statement with the Landlord's auditor upon providing 14 days prior notice to the Landlord.

2.k The Tenant covenants that all payments by the Tenant to the Landlord of whatsoever nature required or contemplated by this Lease shall be:

     (i) paid by cheque or bank draft payable to the Landlord in lawful currency of Canada;

     (ii) made when due hereunder, without prior demand, without any setoff, compensation or deduction whatsoever, at the address of the Landlord set out on page 1 of this Lease, or at such other place as the Landlord may designate in writing from time to time to the Tenant;

     (iii) applied towards amounts then outstanding hereunder, in such manner as the Landlord may see fit; and

     (iv) deemed to be Rent, in partial consideration for which this Lease has been entered into, and shall be payable and recoverable as rent, such that the Landlord shall have all applicable rights and remedies against the Tenant for default in making any such payment which may not be expressly designated as Rent as the Landlord has for default in payment of Rent.

2.l The Landlord agrees that the Tenant may, at its own cost, contest any Taxes and appeal any assessments with respect thereto, provided that all penalties, interest and other costs arising out of such action are to be paid for by the Tenant.

                                  ARTICLE 3.
                      USE, REPAIRS, ALTERATIONS, FIXTURES


3.a The Tenant covenants that it shall only use the Leased Premises for office and storage use only in connection with general administrative and field support purposes associated with any software and computer engineering or development company, and any other legally permitted use compatible with office buildings of comparable quality.

3.b The Landlord agrees to provide the Tenant with access to lighting, electrical, elevator usage, parking, building security and heating, ventilation and air conditioning seven (7) days per week twenty-four (24) hours per day.

3.c Subject to Section 2.2 above, the Landlord shall be obliged to complete the Landlord's Work by the dates set out in Schedule "A" and to deliver the applicable Leased Premises by the applicable Fixturing Commencement Date, as same may be extended pursuant to the terms hereof, in vacant and gutted condition with the pre-existing air conditioning, heating, ventilation, mechanical, plumbing and electrical/lighting systems (including ballasts and bulbs), all pre-existing fixtures, ceiling tiles and suspension system for the ceiling, elevators, enclosed plumbing systems and the washroom facilities in proper working order. The Landlord shall complete the Building renovations set out in Schedule "C" by the later of February 1, 1998 and 60 days after receipt by the Landlord from the Tenant of final specifications and drawings, as required. The Landlord agrees to work with the Tenant to incorporate the Tenant's image into the overall design of the Building renovations. The Tenant agrees that the use of the Leased Premises and all appurtenances thereto is at the sole risk of the Tenant without any recourse against the Landlord. Provided however that, the Landlord warrants to the Tenant that:

     (i) the Landlord shall be solely responsible, at its own cost, to remedy all defects in workmanship and materials in respect of the air conditioning, heating, ventilation, mechanical and electrical/lighting systems (except for ballasts and bulbs), pre-existing fixtures, ceiling tiles and suspension system for the ceiling, elevators, enclosed plumbing systems and washroom facilities, which manifest during the first 2 years of the Term;

     (ii) to its knowledge the interior of the Building complies with all applicable building codes in effect as at the date of the Offer to Lease, including compliance with the provisions thereof for Barrier Free Access;

     (iii) the Building, including the basement, is sprinklered for fire safety;

     (iv) the Building was seismically upgraded in 1987 and meets all seismic codes as they apply to office use as at 1987;

     (v) a certificate of occupancy for office use for the first through fifth floors of the Building and storage use for the basement of the Building may be obtained from the City of Vancouver without further seismic upgrades regardless of the leasehold improvements installed by either the Tenant or the Landlord to the first through fifth floors of the Building. Should the Tenant convert all or a portion of the basement of the Building for office use purposes during the Term or any renewal thereof, any seismic upgrades required shall be made at the sole cost and expense of the Landlord; and

     (vi) should the Landlord be responsible for constructing any leasehold improvements, on the Tenant's behalf, to the interior of the Building, a certificate of occupancy may be obtained by the City of Vancouver for such improvements.

3.d The Landlord shall not be obliged to maintain, make repairs, installations or alterations in or to the Leased Premises save and except as provided herein, and except for the following obligations which will be undertaken at the sole cost of the Landlord:

     (i) subject to Section 3.6 herein, maintenance of and repairs to the structural elements of the Building including, foundations, structural sub-floors, columns and beams and the structural portions of bearing walls and roofs and the roof membrane of the Building or any part thereof;

     (ii)   completion of washroom area in the basement of the Building;

     (iii) installation of lighting to the exterior of the Building adjacent to the parking area prior to the Commencement Date; and

     (iv) construction of a rooftop deck in accordance with applicable building code requirements and with one access point from each of the northern and southern portions of the Building with required finishes, all in cooperation with the Tenant prior to the Commencement Date; and

     (v)    all external glazing; and

     (vi) repair of any and all defects in workmanship and materials related to the base building finishes.

All such work will be undertaken and completed by the Landlord within the time period required by this Lease.

3.e Save and except as expressly permitted herein and subject to Schedule "B" herein, the Tenant shall not carry out any alterations, installations or renovations to the Leased Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed and, the Tenant or its contractor shall be solely responsible for securing any and all occupancy certificates required for any improvements to the Leased Premises which are carried out by a third party general contractor on behalf of the Tenant. Notwithstanding the foregoing, the Tenant shall be entitled to make any non-material alterations, installations or renovations to the Leased Premises without the consent of the Landlord provided the Tenant gives written notice to the Landlord that such work will be performed.

3.f Subject to complying with all applicable laws, bylaws and regulations, the Tenant, at its sole cost, shall be entitled to place satellite transmission, receiving or other equipment related to the conduct of its business on the roof of the Building at any time during the Term and any renewal term, subject to the Landlord's prior written approval of the location of the same, which approval shall not be unreasonably withheld or delayed. No Rent shall be payable by the Tenant to the Landlord with respect to such use of the roof. The Landlord shall have the right, at any time during the Term upon giving notice of the same to the Tenant, and acting reasonably, to relocate such equipment at the Landlord's cost. The Tenant shall be solely responsible for the cost of any direct increase in Operating Expenses for the Building attributable to the maintenance and use of such equipment; such costs shall be deemed to be payable by the Tenant to the Landlord as Additional Rent and such costs shall not be included in the annual cap on increases in Operating Expenses set out herein.

3.g The Landlord shall provide to the Tenant, during the Term, exclusive use of sixteen (16) parking spaces on a month to month basis at no charge to the Tenant. The parking spaces are located immediately behind the Building and situate upon lands which are leased by the Landlord from the City of Vancouver on a month to month basis. The Landlord shall use its best efforts to comply with the terms of its lease with the City of Vancouver during the Term, however should the City terminate its lease with the Landlord prior to the expiry of the Term, the Landlord's obligations under this Section 3.7 shall cease and be of no further force and effect.

3.h The Tenant shall keep the Leased Premises in good repair throughout the Term, reasonable wear and tear excepted, and shall give to the Landlord immediate notice of any material defect in water, gas or other pipes or fixtures, heating apparatus, machinery, telephone, electric or other wires or fixtures.

3.i If the Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of the Landlord within ten days of written notice from the Landlord and with no notice in the event of emergency, the Landlord may make such repairs without liability to the Tenant (excepting the Landlord's negligence) for any loss or damage that may accrue to the Tenant's fixtures or other property or to the Tenant's business by reason thereof, and upon completion thereof, the Tenant shall pay to the Landlord, as Additional Rent, the Landlord's actual reasonable costs in the circumstances plus ten percent (10%) for making such repairs, forthwith upon presentation of a bill therefor.

3.j The Tenant shall erect, place, use or keep in or upon the Leased Premises only such awnings, projections, signs, advertisements as are first approved in writing by the Landlord not to be unreasonably withheld or delayed, and upon the expiration or sooner determination of the Term will remove the same at the request of the Landlord. Provided however that the Landlord agrees to provide sole building signage for the Tenant, including lobby and floor directory signage, in locations which are mutually acceptable to the Landlord and the Tenant, acting reasonably and all such signage, with the exception of signage displaying the address of the Building, shall be paid for from the Tenant Improvement Allowance and shall be subject to the approval of the City of Vancouver and such other applicable municipal authorities.

3.k The Tenant shall have the right to name the Building "Seagate Software Building" or such other name as the Tenant shall choose in keeping with its corporate identity.

3.l The Tenant shall not bring into or upon the Leased Premises any safe, motor, machinery or other heavy articles without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed and shall immediately make good any damage done to any part of the Building or Leased Premises by bringing in or taking away such articles.

3.m The Tenant shall provide receptacles for refuse and rubbish of all kinds, shall attend to the removal of the same from the Leased Premises at regular intervals, shall not keep or leave any boxes, packing material or rubbish of any kind in or near the Leased Premises or any passages connected with the Leased Premises and shall keep clean and free from any rubbish, ice or snow all walks, passages, yards and alleys adjacent to the Leased Premises.


3.n The Tenant shall not do or omit to do or permit to be done anything upon or in respect of the Leased Premises, the doing or omission of which (as the case may be) may increase the hazard of fire or liability of any kind or which may increase the premium or invalidate the policy of any insurance required to be maintained hereunder. The cost of any increase in any policy of insurance required to be maintained by the Landlord hereunder attributable to the Tenant shall be the sole responsibility of the Tenant and the Tenant shall pay to the Landlord, as Additional Rent, the amount by which such insurance premiums shall be so increased.

3.o At the expiration of the Term or any renewal thereof, and only if the Tenant is not in material default under any of the terms of this Lease, the Tenant shall have the right, but not the obligation, to remove from the Leased Premises any leasehold improvements which were installed with the approval of the Landlord. The Tenant shall in such removal do no damage to the Leased Premises or in such case shall immediately make good any damage which may be occasioned to the Leased Premises and restore the same to such condition as required by the provisions of this Lease. Written notice must be given by the Tenant to the Landlord of the items which the Tenant is electing to remove upon the expiry of the Term or any renewal thereof and such removal must be completed within thirty (30) business days of the expiry of the Term or any renewal thereof.

3.p Notwithstanding anything else provided herein, the Landlord shall have the right at all reasonable times and from time to time, to enter the Leased Premises upon reasonable notice to the Tenant identifying the nature and scope of the work to be performed, except in cases of an emergency or perceived emergency when no notice shall be required to be given to the Tenant, for the purposes of making such inspections, repairs, alterations, and improvements as the Landlord may be required to make by law and for purposes of the Landlord carrying out its obligations hereunder without compensation or responsibility to the Tenant and for such purposes, if necessary, to enter into, pass through, work upon and attach scaffolds and other temporary structures to the Leased Premises. Provided that the Landlord shall use reasonable efforts in exercising its rights under this Section so as to minimize any interference with the Tenant's business and use of the Leased Premises, the Tenant shall not have any right to object to nor any right to any claim of damages or any reduction or abatement of Rent in respect of the exercise of any of the Landlord's rights under this Section. It is further understood that the exercise by the Landlord of its rights under this Section shall not be deemed to be a breach of any covenant of quiet enjoyment or any other covenant contained in this Lease.

                                  ARTICLE 4.
                                    LIENS

4.a The Tenant covenants to keep the Leased Premises free and clear of any and all builders', materialmen's, workmens's and other liens and claims of any kind whatsoever, to at all times promptly and fully pay and discharge any and all claims upon which any such lien is or could be based to the extent such claims are proper, and to save and hold the Landlord and the Leased Premises harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto unless directly or indirectly caused by or attributable to the Landlord unless the Landlord is retained by the Tenant to complete its leasehold improvements.

4.b The Tenant shall give notice to its contractors, subcontractors, materialmen, and workmen that services or materials are provided to the Tenant at its request and for its sole benefit and that the Landlord has not requested the improvements and will not be responsible for them. The Tenant covenants and agrees to post and keep posted notices pursuant to the provisions of the Builders' Lien Act of British Columbia or any legislation in substitution therefor.

4.c The Tenant hereby covenants and agrees to execute and deliver to the Landlord priority agreements in a form satisfactory to each of the Landlord and the Tenant, acting reasonably, giving priority to the Landlord over the Tenant's lenders who require a security interest in fixtures or goods installed at the Leased Premises.

                                  ARTICLE 5.
                           ASSIGNMENT AND SUBLETTING

5.a Except as permitted herein, the Tenant shall not, without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed, assign this Lease or any interest herein, sublet all or any part of the Leased Premises, permit the use or occupancy of the Leased Premises by any Person other than the Tenant, or hypothecate this Lease or any interest herein, except as expressly permitted herein. The Parties agree that:

     (i) any assignment or subletting or sharing of occupancy shall not release the Tenant and Guarantor from the performance of each and every of the Tenant's and Guarantor's obligations and covenants as contained in this Lease and the Tenant and Guarantor shall provide the Landlord with a copy of every such assignment, subletting or parting with or sharing of possession, duly executed by all parties thereto, at the time of the request for the Landlord's consent thereto;

     (ii) where the Landlord has consented to a subletting or sharing of occupancy, in accordance with this Article 5, and the Rent payable by the sublessee or occupant to the Tenant is greater than that payable by the Tenant to the Landlord hereunder, then the Tenant shall pay to the Landlord, as Additional Rent, one-half of the difference between the rent payable by the sublessee or occupant to the Tenant and the Rent payable by the Tenant to the Landlord hereunder after deducting lease commission, advertising and re-fixturing expenses associated with the sublease; and

  (iii) every assignment or sublease or tenancy or occupancy agreement shall contain a covenant by the assignee, sublessee, tenant or occupier, as the case may be, directly with the Landlord, to observe and perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be observed and performed, including without limitation, a covenant not to further assign or sublet or part with or share the possession of the Leased Premises or any part thereof at any time without such covenant and consent as aforesaid.

  Provided however that:

  (iv) any change or transfer in ownership of the rights granted under this Lease by amalgamation, merger, wind-up or corporate reorganization; or

  (v) the assignment, sublease or sharing of occupancy of all or a portion of the Leased Premises by a subsidiary, affiliate or successor of the Tenant (as defined in the Canada Business Corporations Act)

  shall not be deemed to be an assignment or sublease pursuant to the provisions of this Article 5.


                                  ARTICLE 6.
           SUBORDINATION, ATTORNMENT, REGISTRATION, AND CERTIFICATES


6.a      The rights of the Landlord under this Lease may be mortgaged, charged, transferred, or assigned to a purchaser or purchasers, or to a mortgagee or trustee for bond holders, and in the event of a sale or of default by the Landlord under any mortgage, trust deed, or trust indenture and the purchaser, mortgagee, or trustee, as the case may be, duly entering into possession of the Leased Premises, the Tenant agrees to attorn to and become the tenant of such purchaser or purchasers, mortgagee, or trustee under the terms of this Lease subject to Section 6.3.

6.b      If required by any mortgagee or the holder of any trust deed or trust indenture, this Lease and all rights of the Tenant hereunder shall be subject and subordinate to all mortgages, trust deeds, or trust indentures hereafter existing which may hereafter affect the Building and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided that the Tenant, whenever required by any mortgagee (including any trustee under a trust deed or trust indenture), shall attorn to such mortgagee as the tenant upon all of the terms of this Lease, subject to Section 6.3. The Tenant agrees to execute and deliver promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination or attornment, as the case may be, as may be required of it, and if the Tenant fails to do so within seven days after receiving the instrument, the Tenant hereby irrevocably and conclusively authorizes the Landlord to complete, execute, and deliver the instrument for, on behalf of, in the name of, and as agent of, the Tenant.

6.c      The Tenant will not be required to attorn to a purchaser, mortgagee or trustee unless such third party enters into a non-disturbance agreement with the Tenant in a form satisfactory to the Tenant, acting reasonably.

6.d      The Landlord agrees to provide this Lease to the Tenant in registrable form with registration to be at the cost of the Tenant. The Tenant shall provide to the Landlord a priority agreement in favour of its lenders in a form satisfactory to each of the Tenant and the Landlord, acting reasonably.

6.e      The Tenant agrees with the Landlord that the Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord and, if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) or prospective purchaser (as designated by the Landlord) a certificate in writing as to the status of this Lease at that time, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request a certificate. If the Tenant fails to do so within seven days after the Tenant receives the form of certificate, the Tenant hereby irrevocably and conclusively authorizes the Landlord to complete, execute, and deliver the certificate for, on behalf of, in the name of, and as agent of, the Tenant.

6.f      In the event of the sale by the Landlord of the Building or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.


                                  ARTICLE 7.
                              INSURANCE/LIABILITY


7.a      The Landlord shall take out and keep in force during the Term, all risk property loss insurance in respect of fire and such other perils as are from time to time defined in the usual extended coverage endorsement covering the Building but in any event for the full replacement cost thereof and such other insurance as the Landlord shall deem necessary and, within five (5) days of receiving the invoice for the same, the Tenant shall pay to the Landlord, as Additional Rent, the Landlord's costs for such insurance.

7.b      The Tenant shall at it sole cost and expense take out and keep in force during the Term:


     (i) all risk property loss insurance in respect of fire and such other perils as are from time to time defined in the usual extended coverage endorsement covering the Tenant's trade fixtures and the furniture and equipment of the Tenant and all leasehold improvements of the Tenant on, in or at the Leased Premises;


     (ii) general public liability insurance under a commercial form, including tenant's legal liability, contractual liability and non-automobile liability, against claims for personal and/or bodily injury and for death and/or damage to property, upon or about the Leased Premises, such insurance to afford protection for a minimum of Two Million ($2,000,000.00) Dollars per occurrence;

     (iii) business interruption insurance; and

     (iv) such other insurance as may be or may become customary for tenants of property to carry in respect of loss of or damage to similar properties or the carrying on of business therein or the making of repairs or alterations thereto or liability arising therefrom and/or for damage or injury to person or persons.

7.c      All insurance required to be maintained by the Tenant hereunder shall be in amounts and on terms satisfactory to the Landlord, acting reasonably.
Such insurance shall be evidenced by certificates delivered to the Landlord, upon request, and shall provide that such insurers shall provide to the Landlord thirty (30) days prior written notice of cancellation or material alteration of any such policies. Each policy shall name the Landlord as an additional insured except for coverage for the Tenant's trade fixtures and furnishings and equipment, but including coverage for leasehold improvements in respect of the Landlord's insurable interest therein, shall contain a waiver of subrogation for property claims against the Landlord and those for whom it is responsible in law, shall protect and indemnify both the Landlord and the Tenant and shall contain a cross-liability clause in respect of the Landlord and the Tenant.
Each policy written on behalf of the Tenant shall provide that where a loss occurs and there has been a breach of a condition relating to matter happening before the loss, which breach would otherwise disentitle the insured to recover if the insured establishes that the loss was not caused or contributed to by any breach of a condition, any such act or breach of a condition of the policy by way of the parties insured thereby shall not prevent recovery by any party thereby insured who is innocent of such act or breach.

7.d      The Tenant shall furnish to the Landlord certificates or, if required by the Landlord, certified copies of the policies (signed by the insurers) of insurance from time to time required to be effected by the Tenant and evidence acceptable to the Landlord of their continuation in force.

7.e      The Landlord, its agents, servants and employees shall not be liable or responsible in any way for:


     (i) any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or invitee of the Tenant or any other person who may be upon the Leased Premises; or

     (ii) any loss of or damage or injury, howsoever caused, to any property belonging to the Tenant or any employee, agent or invitee of the Tenant or any other person who may be upon the Leased Premises while such property is on the Leased Premises; or

     (iii) any defect in, other than structural and/or Landlord's Work outlined in Schedule A subject to the time limitations described in Section 3.3(a), or change of conditions affecting the Leased Premises, unless caused by the negligence or wilful act of the Landlord or any person for whom the Landlord is at law responsible.

7.f      Save for the negligence or wilful acts of the Landlord, its employees and those persons authorized by the Landlord to be on the Leased Premises, the Tenant shall indemnify, defend and save harmless the Landlord against all actions, suits, claims, damages, costs and liabilities arising out of or as a result of:

     (i) any breach, violation, or non-performance of the terms, covenants and obligations on the part of the Tenant set out in this Lease;

     (ii) any damage to the Leased Premises occasioned by the use of the Leased Premises by the Tenant, its servants, agents, employees or contractors; or

     (iii) any injury to or death of any person resulting from the use of the Leased Premises by the Tenant, its servants, agents, employees or contractors.

7.g      Save for the negligence or wilful acts of the Tenant, its employees and those persons authorized by the Tenant to be on the Leased Premises, the Landlord shall indemnify, defend and save harmless the Tenant against all actions, suits, claims, damages, costs and liabilities arising out of or as a result of:

     (i) any breach, violation, or non-performance of the terms, covenants and obligations on the part of the Landlord set out in this Lease;

     (ii) any damage to the Leased Premises occasioned by the use of the Leased Premises by the Landlord for the limited purposes permitted herein, its servants, agents, employees or contractors;

     (iii) any injury to or death of any person resulting from the use of the Leased Premises by the Landlord for the limited purposes permitted herein, its servants, agents, employees or contractors; or

     (iv) any construction defects for which the Landlord is responsible (subject to the time limitations expressed herein).

7.h      The Tenant shall:

     (i) not use or permit to be used all or any part of the Leased Premises for the sale, storage, manufacture, disposal, use, or any other dealing with any Hazardous Substances, without the prior written consent of the Landlord, which may be unreasonably withheld;

     (ii) strictly comply, and cause any person for whom it is in law responsible to comply, with all Environmental Laws regarding the use and occupancy of the Leased Premises;

     (iii) promptly provide to the Landlord a copy of any environmental site assessment, audit, or report relating to the Leased Premises conducted by or for the Tenant at any time;

     (iv) promptly notify the Landlord in writing of any release of a Hazardous Substance or Hazardous Substances or any other occurrence or condition at the Leased Premises which would contaminate the Leased Premises or subject the Landlord or the Tenant to any fines, penalties, orders, investigations, or proceedings under Environmental Laws;

     (v) on the expiry or earlier termination of this Lease, or at any time if requested by the Landlord or required by any governmental authority pursuant to Environmental Laws, remove from the Leased Premises all Hazardous Substances and remediate any contamination of the Leased Premises or any adjacent property resulting from Hazardous Substances, in either case brought onto, used at, or released from the Leased Premises by the Tenant or any person for whom it is in law responsible. The Tenant shall perform these obligations promptly at its own cost and in accordance with Environmental Laws. All such Hazardous Substances shall remain the property of the Tenant, notwithstanding any rule of law or other provision of this Lease to the contrary and notwithstanding the degree of their affixation to the Leased Premises;

     (vi) indemnify the Landlord and its directors, officers, employees, agents, successors, and assigns from any and all liabilities, actions, damages, claims, losses, costs, fines, penalties, and expenses whatsoever (including all legal and consultants' fees and expenses and the cost of remediation of the Leased Premises) arising from or in connection with:

            (1) any breach of or non-compliance with the provisions of this paragraph by the Tenant; or

            (2) any release or alleged release of any Hazardous Substance or Hazardous Substances at or from the Leased Premises during the Term or any renewal thereof related to or as a result of the use and occupation of the Leased Premises or any act or omission of the Tenant or any person for whom it is in law responsible.

     The obligations of the Tenant under this Section 7.8 shall survive the expiry or earlier termination of this Lease.

7.i      The Landlord represents and warrants to the Tenant, to the best of its knowledge without having made due inquiry, that the Leased Premises and the Lands do not contain Hazardous Substances, and:

     (i) have not been used for the sale, storage, manufacture, disposal, use, or any other dealing with any Hazardous Substances;

     (ii) comply in material respects with all applicable federal, provincial and municipal environmental, health and safety statutes and regulations; and

     (iii)  do not contain PCB's, urea formaldehyde or asbestos.

The Landlord shall indemnify the Tenant and its directors, officers, employees, agents, successors, and assigns from any and all liabilities, actions, damages, claims, losses, costs, fines, penalties, and expenses whatsoever (including all legal and consultants' fees and expenses and the cost of remediation of the Leased Premises) arising from or in connection any breach of the representations and warranties contained in this paragraph and from the release or placement of any Hazardous Substances on the Lands prior to the Commencement Date. The obligations of the Landlord under this Section 7.9 shall survive the expiry or earlier termination of this Lease.


                                  ARTICLE 8.

                            DAMAGE AND DESTRUCTION

8.a Subject to Section 8.2, if during the Term, the Leased Premises or any improvements or part thereof shall be damaged or destroyed by fire or other casualty, the damage to the Leased Premises or the said improvements shall be repaired or replaced by the Landlord with reasonable diligence at its sole cost and expense, provided that the Tenant shall not have any right to any reduction or abatement of Rent in respect of the Tenant's carrying out its obligations under this Section.

8.b      If the Leased Premises are damaged or destroyed by any cause whatsoever, and if, in the opinion of the Landlord's independent professional architect or engineer, acting reasonably, the Leased Premises cannot be rebuilt or made fit for the purposes of the Tenant within one hundred and eighty (180) days of the damage or destruction, (such assessment to be made and delivered to the Tenant within thirty (30) days) of such damage or destruction, then either the Landlord or the Tenant may, at its option, determine this Lease by giving to the other party, within ninety (90) days of such damage or destruction, notice of termination, and thereupon all Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such damage and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.


                                  ARTICLE 9.
                                    DEFAULT


9.a      If the Tenant:

     (i) fails or neglects to make any payment due to the Landlord or any other person hereunder within five (5) business days after the Landlord gives written notice that the payment is overdue; or

     (ii) fails or neglects to cure any default of any of the other terms, covenants, agreements or conditions herein on its part to be observed, kept or performed, within ten (10) business days after the Landlord gives written notice of such default, then in each such event, the Landlord may, by written notice to the Tenant, forthwith terminate this Lease without entry upon the Leased Premises, and all rights and interests of the Tenant under this Lease and all rights of any persons claiming by, through or under the Tenant, shall thereupon cease and all Rent then due shall forthwith become due and be payable to the Landlord.

9.b      Notwithstanding the ten (10) business day time period set out in
Subsection 9.1(b):

     (i) whenever the health or safety of any person or property whether on or off the Leased Premises is in jeopardy or the Landlord's or Tenant's interest in the Leased Premises or any portion thereof is in jeopardy or made liable to any lien or charge, the Landlord may in the notice of default given pursuant to Subsection 9.1(b) require that the default be cured within any period less than ten (10) business days and in such case Subsection 9.1(b) shall be deemed to refer to such shorter period; and

     (ii) if a default in respect of which notice is given pursuant to Subsection 9.1(b) cannot with due diligence be cured within ten (10) business days or such shorter period as the Landlord may have specified in the notice (the onus of proving the same being upon the Tenant), and the Tenant:

           (1) within five (5) business days after receipt of such notice, notifies the Landlord of such inability and of the schedule for curing the default which the Tenant proposes to follow, including an estimated completion date;

           (2) immediately commences and diligently carries out to completion all acts necessary to cure such default; and

           (3) keeps the Landlord informed of each delay anticipated or experienced by the Tenant which is likely to further delay the cure of such default,

         then the Landlord shall refrain from exercising its rights under
         Section 9.1 in respect of such default.

9.c      The Tenant covenants that if:

     (i) any proceedings under the Bankruptcy Act of Canada or any other statute of similar purport be commenced against the Tenant or an assignee of the Lease; or

     (ii) the Tenant or any assignee of the Lease is adjudged insolvent or makes an assignment for the benefit of its creditors or otherwise takes the benefit of any statute for the benefit of insolvent debtors; or

     (iii) a writ of attachment or execution is levied on the leasehold estate hereby created or any property of the Tenant or any assignee of the Lease upon the Leased Premises and is not released or satisfied within fourteen (14) days thereafter; or

     (iv) a receiver, receiver-manager, trustee, sequestrator or liquidator is appointed in any proceeding or action with authority to take possession or control of the leasehold interest of the Tenant or any assignee of the Lease, the Leased Premises or any portion thereof or the business conducted thereon by the Tenant or any assignee of the Lease, and such appointee is not discharged within a period of thirty (30) days after its appointment; or

     (v) any sale, transfer, assignment, sublease or parting of possession occurs which is contrary to Article 5 herein; or

     (vi) any resolution is passed or other step taken for the winding-up, liquidation or other termination of the corporate existence of the Tenant,

then each such event shall be deemed to constitute a breach of this Lease by the Tenant and shall, at the election of the Landlord, by written notice, but without entry or other action by the Landlord, entitle the Landlord to terminate this Lease immediately upon the sending of such notice and all rights and interests of the Tenant under this Lease and all rights of any persons claiming by, through or under the Tenant, shall thereupon cease and the full amount of the current months' and next ensuing three (3) months' Rent shall forthwith become due and be payable to the Landlord.


                                  ARTICLE 10.
                          TERMINATION, REMEDIES, ETC.

10.a     When this Lease expires, is terminated or forfeited or when a surrender of this Lease is accepted, the Tenant shall immediately:


     (i) execute and deliver to the Landlord a deed or other document in form satisfactory to the Landlord, acting reasonably, conveying and surrendering to the Landlord all right, title and interests of the Tenant to the Leased Premises and all other improvements thereon; and

     (ii) re-deliver to the Landlord vacant possession of the Leased Premises in a neat and clean condition, in accordance with the terms outlined in
          Section 3.15, with improvements not required to be removed therefrom, in the same condition in which they are required to be maintained hereunder,

and the Landlord, without further notice to the Tenant, shall have the right to immediately enter the Leased Premises and take possession thereof with or without process of law, to remove all personal property therefrom and all persons occupying the Leased Premises or to use all necessary force therefor, and in all respects to take the actual, full and exclusive possession of the Leased Premises as of the Landlord's original estate, without incurring any liability to the Tenant or to any person occupying or using the Leased Premises for any damage caused or sustained by reason of such termination, forfeiture, surrender, entry, removal, use or taking, subject to Section 3.15.

10.b     Notwithstanding termination or forfeiture of this Lease, the Tenant shall be liable to the Landlord for the amount of Additional Rent, Taxes and other charges and interest thereon payable by the Tenant for the balance of the Term as if such termination or forfeiture had not occurred, less the actual payments on account of such charges and interest hereafter received by the Landlord and applicable to the balance of the Term following deduction by the Landlord of costs of re-entry, making the Leased Premises leasable and renting the same and the Landlord shall make commercially reasonable efforts to mitigate the losses.

10.c     The Tenant expressly waives service of any notice of intention of the
Landlord to re-enter the Leased Premises following termination, forfeiture or surrender or to institute proceedings for repossession thereof.

10.d     Should the Landlord terminate this Lease, the Landlord may make such alterations and repairs as may be necessary in order to relet the Leased Premises and may relet, as agent of the Tenant, the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rent and upon such other terms and conditions as the Landlord in its sole and reasonable discretion may deem advisable. Upon each such reletting all rent received by the Landlord from such reletting for the unexpired portion of the Term shall be applied:

     (i) first, to the payment of any indebtedness other than Additional Rent due hereunder from the Tenant to the Landlord;

     (ii) second, to the payment of any costs and expenses of such reletting, including brokerage fees and solicitor's fees and of costs of such alterations and repairs;

     (iii) third, to the payment of Additional Rent due and unpaid hereunder;
           and

     (iv) the residue, if any, shall be held by the Landlord and applied in payment of future Additional Rent as the same may become due and payable hereunder.

If such payments received from such reletting during any month are less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

10.e     Without prejudice to any other remedy of the Landlord, any money payable by the Tenant to the Landlord hereunder, including Additional Rent, shall be paid together with interest at two (2%) percent per annum above the Prime Rate of interest thereon calculated daily and compounded monthly from the date the said money becomes payable by the Tenant to the Landlord as Additional Rent until paid and shall be collectible as rent.

10.f If the Landlord shall consider it desirable to retain the services of a lawyer or any other person reasonably necessary for the purpose of assisting the Landlord in enforcing any of its rights hereunder in the event of default on the part of the Tenant, it shall be entitled to collect from the Tenant the cost of all such services as if the same were Additional Rent.

10.g     If the Tenant fails to observe or perform any of its covenants or obligations hereunder, then notwithstanding that the Landlord may have given the Tenant notice of such default or that the Tenant may be purporting to cure such default, the Landlord may, but shall not be required to, cure the default and may enter upon the Leased Premises for such purpose. The Landlord shall not be liable or in any way responsible for any loss, expense, inconvenience, annoyance or damage resulting to the Tenant or any other person on account thereof. No action taken by the Landlord pursuant to this Section 10.7 shall be, or be construed to be, a termination of the Lease, a waiver of any default by the Tenant, or as a waiver of any other rights of the Landlord hereunder. Provided that if the Landlord shall suffer or incur any damage, loss or expense by reason of any failure of the Tenant to observe or perform any of its covenants or obligations hereunder, then the Landlord shall have the right to collect the cost or amount of any such damage, loss or expense from the Tenant as Additional Rent, payable as provided herein.

10.h     The remedies of the Landlord set forth in this Lease are in addition to those permitted or conferred by law and the Landlord may exercise all of its rights and adopt all such remedies separately or cumulatively as it sees fit.
No such remedy shall be deemed to be exclusive of any other remedy or to preclude exercise of any right.

10.i     If the Landlord, being entitled so to do, levies distress against the goods and chattels of the Tenant, such force as may be deemed necessary for the purpose and for gaining admission to the Leased Premises may be used without the Landlord being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord, its employees and agents from all action, proceedings, claims or demands whatsoever for or on account or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

10.j     If the Tenant does not exercise the Option to Renew provided in Article
12 below and notifies the Landlord in writing, at least 6 months prior to the end of the Term, or renewal term, as the case may be, of the date that the Tenant shall vacate the Leased Premises, then the Landlord shall allow the Tenant to continue to occupy the Leased Premises for a period of up to six (6) months after the expiry of the Term or renewal term, as the case may be and the tenancy thereby created shall be deemed to be a monthly tenancy at a monthly rent equal to 115% of the Basic Rent payable during the last month of the Term or renewal term, as the case may be and the Tenant shall vacate the Leased Premises on the date specified in such notice. If the Tenant does not so notify the Landlord, as aforesaid, then, subject to the provisions of this Lease, the Tenant shall vacate the Leased Premises at the expiration of the Term or renewal term, as the case may be.

10.k     The Landlord, its servants, agents, contractors and representatives shall be entitled at all reasonable times upon 24 hours notice to enter upon the Leased Premises for any of the following purposes:

     (i)   inspecting same;

     (ii) inspecting the performance by the Tenant of the terms, covenants, agreements and conditions of this Lease;

     (iii) carrying out any obligations of the Tenant which the Tenant has failed to observe or perform under this Lease;

     (iv) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law;

     (v)   exhibiting the Leased Premises to prospective lessees or purchasers;
           or

     (vi)  any other reasonable purpose.

10.l     The Tenant shall allow notices "To Let" to be put and remain on the
Leased Premises in a conspicuous position during the six (6) months prior to the expiry of the Lease only if the Tenant does not exercise its option(s) to renew or in the event that the Tenant exercises its reduction option as provided in
Section 13.1 of this Lease during the Term or renewal term, as the case may be, and shall allow prospective lessees or purchasers to enter and inspect the Leased Premises during the said period with 24 hours notice. The Landlord agrees that any such notices will be immediately removed from the Leased Premises after the Landlord enters into a binding commitment to lease with a third party.


                                  ARTICLE 11.
                                    NOTICE


11.a     Any notice to be given under this Lease must be given in writing and will be sufficiently given by delivering to the Landlord or the Guarantor at the address written on page 1 of this Lease or to the Tenant if addressed to the Tenant by registered mail. Any such notice will be deemed to have been given or made on the date on which it was delivered. Any Party may change its address for service from time to time by notice in accordance with the foregoing.


                                  ARTICLE 12.
                                OPTION TO RENEW


12.a     If the Tenant is not in material default under any of the terms of the
Lease, the Tenant, upon giving written notice to the Landlord not later than six
(6) months prior to the end of the Term, shall have the right to renew this Lease for two (2) further terms of five (5) years each upon the same terms and conditions as contained in this Lease, save and except:

     (i) the calculation of the Rentable Area of the Leased Premises should any part of the Leased Premises be surrendered during the Term or renewal term, as the case may be, in accordance with Article 13 herein or expanded;

     (ii) Basic Rent and any further right of renewal.

The Basic Rent payable during such renewal term shall be at the then current market rental rates for comparable unimproved Leased Premises, or failing agreement by the Parties on such market rental rate within sixty (60) days prior to the expiry of the Term, by arbitration pursuant to the Commercial Arbitration Act of British Columbia, as amended from time to time, or any like statute in effect from time to time and the decision of such arbitrator(s) shall be final and binding upon the Parties. The cost of such arbitration shall be borne equally by the Parties.


                                  ARTICLE 13.
                               OPTION TO REDUCE


13.a     At any time from and after the commencement of the sixth year of the
Term, the Tenant, upon giving at least six (6) months prior written notice to the Landlord, shall have the right to reduce the Leased Premises by surrendering unto the Landlord the fourth and fifth floors of the Building, provided that:

     (i) the Tenant shall be responsible for all costs and expenses associated with converting the Building from single tenant occupancy to multi-tenant occupancy as required by the City of Vancouver, including without limitation, providing elevator access and a lobby;

     (ii) the Tenant shall be required to repay, in full immediately upon the date of surrender, the unamortized Tenant Improvement Allowance attributable to the area so surrendered (calculated using a discount rate of 8%) together with a penalty of $81,258 plus 3 months' Operating Expenses attributable to the area so surrendered; and

     (iii) the Tenant shall execute and deliver to the Landlord all such amendments to this Lease and further documents to reflect the surrender contemplated by this Article 13 and the amendment of this Lease to reflect the multi-tenant occupancy of the Building.


                                  ARTICLE 14.
                                   GUARANTY
                                   --------


14.a     In consideration of the Landlord leasing the Leased Premises to the
Tenant and the sum of $1.00 now paid by the Landlord to the Guarantor and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Guarantor), the Guarantor unconditionally agrees to and covenants with the Landlord to guarantee to the Landlord the full and prompt payment of all sums, including but not limited to, Rent, Additional Rent and any and all other sums and charges payable by the Tenant to the Landlord under the Lease, and the full performance and observance of all of the covenants, terms, conditions and agreements therein provided to be performed and observed by the Tenant.


                                  ARTICLE 15.
                            INTERPRETATION/GENERAL


15.a     In the event the Landlord sells, transfers or assigns its interest in the Leased Premises or any part thereof to a bona fide third party at arm's length, then so long as the purchaser, transferee or assignee agrees with the Tenant to assume, observe and perform all of the covenants, conditions and agreements on the part of the Landlord to be observed and performed in this Lease in respect of all or the part of the Lands so affected, the Landlord shall no longer have any duties, covenants and obligations under this Lease and consequently shall not be liable to the Tenant for the performance of any such duties, covenants and obligations.

15.b     If the Leased Premises or any part thereof are expropriated or condemned at any time during the Term, the Landlord shall have no liability to the Tenant for the Landlord's inability to fulfil any of its covenants herein, but in each such event the Landlord and the Tenant may seek compensation separately from the expropriating authority and shall co-operate in seeking such compensation, and if a joint award of compensation is made it shall be divided as agreed between the Landlord and the tenant and failing agreement either party may refer to matter to arbitration.

15.c     Time is expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision hereof and observance and performance thereof.

15.d     This Lease is made in accordance with the laws of the Province of
British Columbia and is to be construed and interpreted in accordance therewith. Any action or proceeding arising concerning this Lease may (and if against the Landlord, shall) be brought in the courts of the said Province and each of the parties hereto submits and attorns to the jurisdiction of the Province of British Columbia.

15.e     The Tenant shall observe, abide by and comply with all federal, provincial, municipal (and all other competent authorities) statutes, laws, orders, regulations, by-laws, directions, rules and requirements, respecting the use and occupation of the Leased Premises and the making of any repairs, replacements, alterations, additions, changes or improvements on the Leased Premises and shall observe, carry out and comply with any lawful order, direction, request, requirement and/or notice of authority, commission, department or officer or any insurance company carrying insurance on the Leased Premises and to comply with any restrictions or covenants registered against the title to the Leased Premises.

15.f     The Article and Section headings in this Lease are for convenience only and are not to be considered in the construction of this Lease or as in any way limiting or amplifying the provisions hereof.

15.g     All the obligations on the part of each of the Parties shall be construed and read as if such obligations are covenants notwithstanding that the term covenant is not used.

15.h     The language in all parts of this Lease shall in all cases be construed as a whole and not strictly for nor against either the Landlord or the Tenant.

15.i     Whenever the context so requires, the neuter gender shall include the masculine and the feminine, and the singular number shall include the plural, and vice versa.

15.j     No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any of the Tenant's covenants and agreements as contained in this Lease and no acceptance of Additional Rent or other monies payable by the terms of the Lease by Tenant to the Landlord subsequent to any breach or default hereunder by the Tenant of any of Tenant's covenants and agreements as contained in this Lease, shall be taken to operate as a waiver or in any way defeat or affect the rights of the Landlord under this Lease with respect to such breach or default and the failure of Landlord from time to time to insist upon strict performance by Tenant of the Tenant's agreements, terms, covenants and conditions contained in this Lease shall not be deemed a waiver of any rights or remedies that the Landlord may have.

15.k     If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be held or rendered invalid, void unenforceable or illegal, it or its application shall be considered separate and severable from this Lease to such extent and the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid, void, or unenforceable or illegal, shall not be affected thereby and each terms, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

15.l     Each of the Parties agrees to do all acts and sign such documents as may be requested by any of the other Parties in order to give effect to the terms and intentions expressed in this Lease.

15.m     This Lease and the Schedules attached hereto and forming a part hereof and the Offer to Lease which forms a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements conditions or understandings, either oral or written, between them other than which are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

15.n     This Lease shall enure to the benefit of and be binding upon and apply to the successors and assigns of the Landlord and the successors, permitted assigns, and permitted subtenants of the Tenant.

         IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease on Part 1 of the Form C - General Instrument attached hereto and the Guarantor has executed this Lease in the space provided below.

SEAGATE TECHNOLOGY, INC.



Per: __________________________________________
     Authorized Signatory

                                 SCHEDULE "A"



                                LANDLORD'S WORK

The Landlord shall provide, at its expense, to a building standard consistent with professional office building by the times set out below:


1. Temporary services such as power, heat, water from the Fixturing Commencement Date to the Commencement Date.

2.   24-hour security - by November 1, 1997.
     24-hour security system  - by February 1, 1998.

3. Sanitary facilities in existing locations - within 60 days of receipt by the Landlord from the Tenant of final specifications and drawings.

4. The use of a designated elevator and supervision and co-ordination by the Landlord and/or its consultants during the execution of the Tenant's Work.

5.   T-Bar ceilings

     - Pursuant to the Tenant's rights herein, the Tenant has approved the removal of the T-Bar ceilings on the second to fifth floors and the 840 Cambie Street (north building) of the main floor - this is complete.

     -   No T-Bar system will be provided in the basement.

     - T-Bar ceiling on the 848 Cambie Street section (south building) of the main floor will be completed within 60 days of receipt by the Landlord of written instructions from the Tenant.

6. Window coverings to be vertical venetian blinds (colour to be selected by the Tenant) uniform throughout the Leased Premises - 60 days from the date that the Tenant provides final requirements.

7. Smooth floors ready for floor coverings - by November 1, 1997 excluding the basement. The smooth floors for the basement will be provided within 60 days of the execution of this Lease.

8. Electrical light fixtures to the Building standard. For the area of the Premises where the T-Bar has been removed, the Landlord will provide the Tenant with the Building standard light fixtures which were removed due to the Tenant's decision to remove the

     T-Bar ceiling. Reinstallation of these fixtures will be at the cost of the Tenant. For the area of the Premises where the T-Bar ceiling remains, Plans to be submitted to the Landlord by the Tenant - to be completed by the completion date of the Tenant's Improvements provided that final specifications are provided to the Landlord at least 60 days prior to that date.

9. Electrical panel and supply system ready for the Tenant's wiring - by November 1, 1997.

10. Heating Ventilation and Air Conditioning system to the Leased Premises to meet general design criterion for commercial buildings as established by ASHRAE. For greater certainty, for the Leased Premises the capacity requirement has been established at 1.75 tons per 1,000 square feet. The distribution of the system will be at the cost of the Tenant. To be completed within 60 days from receipt by the Landlord of final plans from the Tenant.

11. Automatic sprinkler system to suit the layout after the Tenant's improvements are in place. 60 days from when final plans are submitted to the Landlord by the Tenant.

12. Tenant's name on directory in the Building lobby - 60 days from when specifications are submitted to the Landlord by the Tenant.

13. Additional finished openings between the two buildings as requested by the Tenant subject to Landlord approval and structural limitations, such approval not to be unreasonably withheld - by November 1, 1997 unless subsequent plans require additional finished openings are required in which case this work will be done 60 days from when final plans are submitted to the Landlord by the Tenant.

14. The conversion of one of the freight elevators to a passenger elevator - by January 15, 1998.

15. Rooftop deck. The Landlord agrees to cooperate with the Tenant to provide two access points including required finishes with one access point from each of the northern and southern portions of the Building - to be completed 60 days after the issuance of a building permit for construction of the deck.

16. Selective demolition of existing leasehold improvements as requested by the Tenant - by November 1, 1997.

                                 SCHEDULE "B"



                                 TENANT'S WORK

1. The Tenant covenants and agrees with the Landlord that, for the purpose of carrying out construction:

     (a) save and except as provided in this Lease, the Landlord shall not be obliged to allow the Tenant access to the Leased Premises until the Tenant has submitted to the Landlord all necessary plans and drawings, as may be required by the Landlord in its sole discretion, acting reasonably, outlining the proposed Tenant's improvements and the Landlord has provided the Tenant with its written approval of the proposed Tenant's improvements such approval not to be unreasonably withheld or delayed; and

     (b) without limiting any other provision of this Lease, the Tenant will construct the proposed Tenant's improvements in a first-class manner, with reasonable diligence to completion and all improvements, alterations, replacements or substitutions shall meet the requirements of all applicable municipal, provincial, federal, and other governmental authorities and of the fire insurance underwriters and shall have all improvements approved by the Landlord, in writing.

2. The Landlord shall respond to the Tenant's request for approval of the Tenant's improvements within three (3) business days of receipt of complete design plans and drawings from the Tenant in accordance with this Schedule "B".

                                 SCHEDULE "C"



                      DESCRIPTION OF PLANNED RENOVATIONS



GENERAL COMMENTS ON THE BUILDING:

Ceiling Heights:      Basement:    approx. 7,500 square foot base high ceilings
(approx. 12' height)

                      Main Floor:  approx. 11' ceiling height
                      4th Floor:   approx. 10' ceiling height
                      5th Floor:   approx. 11'

Floor Plates:     approx. 17,600 square feet including washrooms, common areas
                  5th Floor is approx. 10,000 square feet

Heating, Ventilation
Air Conditioning: each floor has its own heat pumps providing floor by floor control

Available Space:  Today:       65,000 square feet
                  August, 1998-2001  26,000 square feet (upon 3 months notice)

Power:   Building has a great deal of power (exact specs can be supplied upon request)

Fibre Optics:  now supplied to the Building

RENOVATION PLANS:

Paint bricks outside
Install glass on main floor area facing Cambie
Install canopy on main floor area facing Cambie
Install prominent entrance doors off Cambie streetfront for the Leased Premises Repaint stucco on rear of Building
Put on new roof
Demolish existing leasehold improvements if desired by the Tenant
Remove drywall from wooden columns and covered up brick walls
Sandblast wooden columns and covered up brick walls
Install roof deck
Install skylights on top floor
Redo bathrooms on all floors
Install bathrooms on all floors

Install bathrooms on basement level
Install glazing at the rear on the main and basement levels, but limited to a level of work that would not cause a seismic upgrade

Existing T-bar ceiling will stay and currently hidden wooden ceiling beams will remain hidden below the T-bar because exposing the ceiling would require completely new heating, ventilation and air conditioning systems, sprinklers, electrical system (dramatically increasing rental rates) and sandblasting the ceiling is impractical with Safeway Canada Ltd. occupying the 26,000 square feet of the Building presently occupied by it. The exposed brick walls and wooden columns will provide a "funky" Yaletown style Building despite the T-bar ceiling. Should the Tenant elect to make modifications to the existing T-bar ceiling, such changes and any related building requirements necessitates by such change shall be at Tenant's sole cost and expense.